UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 20, 2012

Date of Report (Date of earliest event reported)

Medicis Pharmaceutical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7720 North Dobson Road

Scottsdale, Arizona 85256

(Address of principal executive offices) (Zip Code)

(602) 808-8800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Report with respect to the entry into the Amended Collaboration Agreement (as defined below) is incorporated by reference into this Item 1.01. The summary of the Amended Collaboration Agreement set forth in Item 8.01 of this Report and incorporated herein does not purport to be complete and is qualified in its entirety by reference to the Amended Collaboration Agreement. The Company expects to file a copy of the Amended Collaboration Agreement as an exhibit to its Quarterly Report on Form 10-Q for its quarter ending March 31, 2012.

Item 8.01 Other Events.

The Company Enters into an Amended and Restated Collaboration Agreement and Asset Purchase Agreement with Hyperion Therapeutics, Inc.

On March 22, 2012, Ucyclyd Pharma, Inc. (“Ucyclyd “), a wholly-owned subsidiary of Medicis Pharmaceutical Corporation (the “Company”), and Hyperion Therapeutics, Inc. (“Hyperion”) entered into an Amended and Restated Collaboration Agreement (the “Amended Collaboration Agreement”), which amended and restated their existing Collaboration Agreement, dated August 23, 2007, as previously amended on or about November 24, 2008, June 29, 2009 and October 12, 2009 (the “Prior Collaboration Agreement”).

As previously disclosed, pursuant to the terms of the Prior Collaboration Agreement, Ucyclyd granted rights to Hyperion, exercisable in the future, to purchase certain worldwide rights to Ucyclyd’s existing on-market products AMMONUL® and BUPHENYL® under certain conditions, as well as to develop and commercialize Ravicti™, a compound referred to as HPN-100 (and also previously referred to as GT4P in the Prior Collaboration Agreement), for the treatment of urea cycle disorder, hepatic encephalopathies and other indications. The parties agreed to supersede the Prior Collaboration Agreement with the Amended Collaboration Agreement, under which Hyperion will continue to have the right, exercisable no earlier than January 1, 2013, to purchase certain worldwide rights to AMMONUL and BUPHENYL, subject to Ucyclyd’s right to elect to retain such rights to AMMONUL, and an Asset Purchase Agreement of even date (the “APA”), under which Hyperion agreed to purchase Ucyclyd’s rights to Ravicti™ on the terms set forth therein. The parties completed the sale of HPN-100 under the APA on March 22, 2012. Pursuant to the APA, Hyperion will pay Ucyclyd certain royalties and regulatory and sales milestones relating to Ravicti™ and, pursuant to the terms of the Amended Collaboration Agreement, following exercise of its purchase rights, Hyperion will pay Ucyclyd certain royalties and regulatory and sales milestones relating to AMMONUL and BUPHENYL. Ucyclyd will continue to be entitled to all revenue from the sales of AMMONUL and BUPHENYL until the exercise of the purchase rights by Hyperion. If Hyperion elects to purchase AMMONUL and BUPHENYL, but Ucyclyd elects to retain AMMONUL, then AMMONUL will remain an asset of Ucyclyd and Ucyclyd will continue to be entitled to all revenue from the sales of AMMONUL.

The entry into the Amended Collaboration Agreement and the APA resolves the previously disclosed dispute between the parties with respect to their rights under the Prior Collaboration Agreement.

The Company Receives Notice of Allowance for SOLODYN® Patent

On March 20, 2012, the Company received a Notice of Allowance issued by the United States Patent and Trademark Office for the Company’s United States patent application directed to the use of SOLODYN® (minocycline HCl, USP) Extended Release Tablets for the treatment of acne. The patent application is U.S. Application No. 12/875,876, entitled “Minocycline Oral Dosage Forms For The Treatment of Acne.” The newly allowed claims are directed to methods of treating acne using controlled-release oral dosage forms of minocycline and cover all currently approved SOLODYN dosage forms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION

Date: March 28, 2012	By:	/s/ Seth L. Rodner
Seth L. Rodner
Executive Vice President, Chief Legal Officer and Corporate Secretary